UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2012

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 4, 2012, Richard P. Bermingham, notified Ignite Restaurant Group, Inc. (the “Company”) that he would resign from the Board of Directors of the Company effective December 31, 2012.

(d) On December 7, 2012, the Board of Directors of the Company appointed Ann Iverson to the Board of Directors as a Class II director.  There are no arrangements between Ms. Iverson and any other person pursuant to which Ms. Iverson was selected as a director. Ms. Iverson was also appointed as the chair of the Company’s Audit Committee.

Ms. Iverson, age 68, has provided international consulting services in Carefree, Arizona, since 1998. Prior to that, Ms. Iverson served as chief executive officer of Laura Ashley Holdings plc, Mothercare plc and Kay-Bee Toy Stores and chairman of Brooks Sports, Inc. She has also held executive positions with Bloomingdales and Federated Department Stores, Inc. Ms. Iverson is Chairman of the Board of Trustees of Thunderbird—The School of Global Management, and a member of Financo Global Consulting. Ms. Iverson is a member of the Board of Directors at Owens Corning, a publicly-traded manufacturer of composite and building materials systems, where she serves on the Audit and Finance Committees. Previously she served on a number of other public company boards including Shoe Pavilion, Inc. and Iconix. She is currently Chairman of the Board of Thunderbird School of Global management where she has been a trustee since 2001.

In connection with her service on the Board of Directors, Ms. Iverson will enter into an Indemnification Agreement with the Company, a form of which was previously filed as Exhibit 10.12 to Amendment No. 7 to the Company’s Registration Statement on Form S-1 filed on May 8, 2012.

A copy of a press release announcing Ms. Iverson’s appointment and Mr. Bermingham’s resignation is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(e)  On December 10, 2012, the Company entered into a separation and release agreement (“Agreement”) with Jeffrey L. Rager, the Company’s current Senior Vice President and Chief Financial Officer, who, as previously announced, will depart the Company to pursue other opportunities on January 4, 2013 (the “Separation Date”).  Mr. Rager has the right to revoke the Agreement within seven days of the execution date.  Pursuant to the terms of the Agreement, the Company will continue to employ Mr. Rager through the Separation Date.  Following the Separation Date, Mr. Rager will receive bi-weekly severance payments equal to his current base salary for a period of 26 weeks, along with continued payment of the Company’s contribution towards his health benefits for a period of six months.  The Agreement contains customary confidentiality provisions and a mutual release of claims between the Company and Mr. Rager.  Mr. Rager will be subject to a customary non-solicitation covenant but will not be subject to a non-competition covenant.

The foregoing description is only a summary and is qualified in its entirety by reference to the actual Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for its fiscal year 2012.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release dated December 10, 2012

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 10, 2012

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Raymond A. Blanchette, III
Raymond A. Blanchette, III
President and Chief Executive Officer

3